Exhibit 10.3

EXECUTION COPY

LATIN AMERICA PURCHASE AGREEMENT

by and between

The News Corporation Limited

and

The DIRECTV Group, Inc.

Dated as of

October 8, 2004

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ARTICLE 10 TAX MATTERS		26
10.1	Termination of Existing Tax-Sharing Agreements	26
10.2	Tax Return Responsibility	27
10.3	Amended Tax Returns	27
10.4	Allocation for Straddle Period	28
10.5	Post-Closing Tax Audits	28
10.6	Post-Closing Tax Assistance	28
ARTICLE 11 MISCELLANEOUS PROVISIONS		29
11.1	Notices	29
11.2	Severability	30
11.3	Successors and Assigns	30
11.4	Waiver of Compliance	31
11.5	Entire Agreement	31
11.6	Amendments and Supplements	31
11.7	Rights of the Parties	31
11.8	Further Assurance	31
11.9	Governing Law	31
11.10	Choice of Forum	31
11.11	Execution in Counterparts	32
11.12	Expenses	32
11.13	References and Titles	32

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LIST OF SCHEDULES

TO LATIN AMERICA PURCHASE AGREEMENT

Schedule	Description
Schedule 4.1(d)	News Governmental and Third-Party Consents
Schedule 4.1(e)(iv)	News DTH Ownership
Schedule 4.1(e)(v)	Sky Brasil Ownership
Schedule 4.1(f)(iii)	Ownership of Shares of News DTH (Mexico)
Schedule 4.1(f)(iv)	Ownership Percentages of Innova and News/Innova Options
Schedule 4.1(g)(v)	MCOP and Sky Partners Interests
Schedule 4.1(g)(vi)	Techco Interest
Schedule 4.1(h)	News Assigned Contracts/Non-Compliance
Schedule 4.1(i)	Fundings
Schedule 4.2(d)	DIRECTV Governmental and Third-Party Consents
Schedule 4.2(f)	DIRECTV Assigned Contracts/Non-Compliance

LIST OF EXHIBITS

TO LATIN AMERICA PURCHASE AGREEMENT

Exhibit	Description
Exhibit 1	Definitions
Exhibit 2	Mexico Option 1 Assignment and Assumption Agreement
Exhibit 3	Mexico Option 2 Assignment and Assumption Agreement
Exhibit 4	Innova/Galaxy Mexico Transaction Documents
Exhibit 5	Sky Brasil Transaction Documents
Exhibit 6	Wire Account Information
Exhibit 7	Form of DIRECTV Consent Agreements
Exhibit 8	Form of DIRECTV MC Releases
Exhibit 9	Form of News Consent Agreement
Exhibit 10	Form of News MC Releases
Exhibit 11	Forms of MTS Platform Organizational Documents

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LATIN AMERICA PURCHASE AGREEMENT

This Latin America Purchase Agreement (this “Agreement”) is made and entered into as of October 8, 2004, by and between The News Corporation Limited, an Australian corporation (“News”), and The DIRECTV Group, Inc., a Delaware corporation (“DIRECTV”).

RECITALS

A. As of the date hereof, News indirectly owns approximately:

(i) 36% of the outstanding equity of Sky Brasil Serviços Ltda., a Brazilian limited liability company (“Sky Brasil”) that is engaged in the business of developing and distributing television, audio and related entertainment programming services through direct-to-home satellite transmission (the “DTH Business”) in Brazil;

(ii) 30% of the outstanding equity of Innova Holdings, S. de R.L. de C.V., a Mexican limited liability company with variable capital (“Innova Holdings”), and 30% of the outstanding equity of Innova, S. de R.L. de C.V., a Mexican limited liability company with variable capital (as the context requires, together with Innova Holdings, “Innova”) that is majority-owned by Innova Holdings and is directly engaged in the DTH Business in Mexico;

(iii) 30% of the outstanding (and fully diluted) equity of Sky Multi-Country Partners, a Delaware general partnership (“MCOP”) that is engaged in the DTH Business in Argentina, Chile, Colombia and Venezuela;

(iv) 30% of the outstanding (and fully diluted) equity of DTH Techco Partners, a Delaware general partnership (“Techco”) that owns and operates the satellite broadcast center that services Sky Brasil, Innova and MCOP; and

(v) 30% of the outstanding (and fully diluted) equity of Sky Latin America Partners, a Delaware general partnership (“Sky Partners”) that provides management services to Sky Brasil, Innova and MCOP.

B. DIRECTV owns approximately 82% of the outstanding (and fully diluted) equity of DIRECTV Latin America LLC, a Delaware limited liability company (“DTVLA”) that is engaged in the DTH Business in Mexico, Central America, South America and the Caribbean.

C. News, DIRECTV and Globo Comunicações é Participações S.A., a Brazilian company (“Globo”) that indirectly owns approximately 54% of the outstanding equity of Sky Brasil, are simultaneously herewith entering into the Brazil Merger Transaction Documents, which relate among other matters to the combination of the businesses of Sky Brasil and DTVLA in Brazil (the “Brazil Merger”).

D. Grupo Galaxy Mexicana S. de R.L. de C.V., a Mexican limited liability company with variable capital (“Galaxy Mexico”) that is an indirect majority-owned subsidiary of DIRECTV and is engaged in the DTH Business in Mexico, and Innova are simultaneously herewith entering into a Purchase and Sale Agreement that provides for Innova’s purchase from Galaxy Mexico of a list of certain of Galaxy Mexico’s subscribers.

E. Innova and Innova Holdings, are simultaneously herewith entering into the Option Agreement providing for, among other things, the grant by Innova Holdings and Innova to News of two options (the “News/Innova Options”) to acquire up to a 15% direct and indirect equity interest in Innova and Innova Holdings (after giving effect to the exercise of such options).

F. News, Grupo Televisa, S.A., a Mexican company (“Televisa”), Innova, Innova Holdings and DTVLA are simultaneously herewith entering into the DTH Agreement and certain related agreements providing for, among other things, the resolution of certain non-competition claims, the transfer by DTVLA to Innova of certain rights to the Central American Platforms (as such term is defined in the Innova/Galaxy Mexico Transaction Documents) and the grant to Televisa of certain carriage rights in connection therewith.

G. DIRECTV is simultaneously herewith entering into agreements with (i) Globo, to acquire from Globo all of Globo’s indirect equity interests in MCOP, Techco and Sky Partners (collectively, the “MTS Platform”), and (ii) Televisa, to acquire from Televisa all of Televisa’s indirect equity interests in MCOP and Sky Partners.

H. DIRECTV is simultaneously herewith entering into an agreement with Liberty (the “Liberty/DIRECTV Agreement”) to acquire from Liberty all of Liberty’s direct and indirect equity interests in the MTS Platform, Innova and Sky Brasil.

I. DIRECTV desires to acquire: (i) all of News’ indirect equity interest in Sky Brasil, which Sky Brasil interest is held by News DTH, which is 99.99999984% indirectly owned by News Cayman DTH through News DTH Investment and .000000155% directly owned by News Cayman Holdings; (ii) options to purchase all of News’ right, title and interest in, to and under the Innova Shares and the News/Innova Options; and (iii) News’ fully diluted indirect equity interests in the MTS Platform, as to which the MCOP and Sky Partners interests are held by SESLA, which is 100% owned by Sky Global, and as to which the Techco interest is held by News America DTH, which is 100% owned by Sky Global.

AGREEMENTS

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. Capitalized terms used but not defined in this Agreement have the meanings given to them in Exhibit 1.

ARTICLE 2

PURCHASE OF INTERESTS; OTHER ACTIONS

2.1 Brazil Transaction. Subject to the conditions set forth in Sections 6.1(a) and 6.2(a), at the Brazil Closing:

(a) News shall cause the News Brasil Entities to sell, assign and transfer to DIRECTV and its designee, or its designees, as the case may be, and DIRECTV and such designee, or such designees, as the case may be, shall purchase from the News Brasil Entities, the News DTH Shares, free and clear of all Liens other than Permitted Liens; and

(b) News shall assign and shall cause its Affiliates to assign, as applicable, to DIRECTV or its designee, and DIRECTV or such designee shall assume, all of News’ or News’ Affiliates’, as the case may be, rights and obligations in, to and under the Sky Brasil Transaction Documents, except for the Excluded Brazil Obligations.

2.2 Mexico Transaction.

(a) Mexico Option 1 – News/Innova Options.

(i) News hereby grants to DIRECTV or its designee permitted under the Option Agreement an irrevocable option (“Mexico Option 1”), exercisable as set forth in this Section 2.2(a), to acquire from News all of News’ right, title and interest in, to and under the Option Agreement, including to the News/Innova Options, and any other agreement which may amend, supplement or otherwise modify the Option Agreement, upon the same terms and subject to the same conditions therein applicable to News.

(ii) News may cause DIRECTV to exercise Mexico Option 1 upon News obtaining the immediate right to transfer the Option Agreement in accordance with the terms thereof.

(iii) The closing of the exercise of Mexico Option 1 (the “Mexico Option 1 Closing”) shall take place at the location, date and time provided in Section 7.1 and Section 7.2(b). If the Mexico Option 1 Closing does not occur by the fifth anniversary of the date hereof, Mexico Option 1 shall terminate and all of the rights and obligations of News and DIRECTV with respect thereto shall terminate and be of no further force or effect. Upon any such termination, neither of such parties shall have any liability to the other with respect to Mexico Option 1, except for any willful breach of its obligations under this Agreement with respect to such option.

(iv) Following the Mexico Option 1 Closing, DIRECTV shall not exercise the News/Innova Options pursuant to the Option Agreement unless the Mexico Option 2 Closing has occurred or will occur immediately thereafter.

(b) Mexico Option 2 – Innova Shares.

(i) News hereby grants to DIRECTV or its designee the irrevocable option (“Mexico Option 2”) to acquire from the News Mexico Entities all of the News Mexico Entities’ direct and indirect right, title and interest in, to and under the Innova Shares, free and clear of all Liens other than Permitted Liens.

(ii) News may cause DIRECTV to exercise Mexico Option 2 upon the earlier of the Determination Date and second anniversary of the date hereof.

(iii) The closing of the exercise of Mexico Option 2 (the “Mexico Option 2 Closing”) shall take place at the location, date and time provided in Section 7.1 and Section 7.2(c). If the Mexico Option 2 Closing does not occur by the third anniversary of the date hereof, Mexico Option 2 shall terminate and all of the rights and obligations of News and DIRECTV with respect thereto shall terminate and be of no further force or effect. Upon any such termination, neither of such parties shall have any liability to the other with respect to Mexico Option 2, except for any willful breach of its obligations under this Agreement with respect to such option.

2.3 MTS Platform Transaction.

(a) At the MTS Platform Closing, which shall occur upon the execution and delivery of this Agreement, News shall cause Sky Global to sell, transfer and assign to DIRECTV or its designee, and DIRECTV or such designee shall purchase from Sky Global, the MTS Platform Shares, free and clear of all Liens other than Permitted Liens.

(b) Effective on or before December 31, 2004, News shall be released from its obligations under the MTS Equipment Lease Guarantee pursuant to the MTS Equipment Lease Release.

ARTICLE 3

PURCHASE PRICE; CLOSING PAYMENT AND INCREASES;

AND TERMINATION PAYMENT

3.1 Purchase Price. The Purchase Price for the conveyances and assignments described in Article 2 shall be payable as follows:

(a) Within ten Business Days of the execution of this Agreement, DIRECTV shall pay to News $302 million in cash in consideration of the conveyances and assignments described in Section 2.1 (the “Brazil Purchase Price”). The Brazil Purchase Price shall be payable by wire transfer of immediately available funds by DIRECTV to the account designated by News to DIRECTV in Exhibit 6.

(b) At the Mexico Option 2 Closing, DIRECTV shall pay to News $285 million in cash in consideration of the conveyances and assignments described in Section 2.2(b) (as such amount may be increased pursuant to Section 3.2(b), the “Mexico Option 2 Purchase Price”). The Mexico Option 2 Purchase Price shall be payable at the Mexico Option 2 Closing by wire transfer of immediately available funds by DIRECTV to the account designated by News to DIRECTV prior to the Mexico Option 2 Closing Date.

(c) At the MTS Platform Closing, DIRECTV shall pay to News $36 million dollars in cash (the “MTS Purchase Price”). The MTS Purchase Price shall be payable by wire transfer of immediately available funds by DIRECTV to the account designated by News to DIRECTV in Exhibit 6. At the MTS Platform Closing, News shall be deemed to owe DIRECTV $127 million in cash (the “MTS Platform Offset Amount”), which amount shall be (i) deemed to be paid by offsetting the Brazil Purchase Price Adjustment in accordance with Section 3.2 (a) or, as applicable, (y) paid in accordance with Section 3.3.

3.2 Adjustment to the Brazil Purchase Price and the Mexico Option 2 Purchase Price.

(a) At the Brazil Closing, DIRECTV shall pay to News an amount equal to (x) (i) any capital contributions, other fundings or Advances made by News or its Affiliates to Sky Brasil from June 1, 2004 to the Brazil Closing Date and (ii) any indemnity payments made by News or its Affiliates under the Brazil Merger Transaction Documents between the date of this Agreement and the Brazil Closing Date that are not caused by or related to any act or omission of News or its Affiliates, minus (y) the MTS Platform Offset Amount (the “Brazil Purchase Price Adjustment”). News shall provide written notice to DIRECTV reasonably in advance of the Brazil Closing setting forth the Brazil Purchase Price Adjustment and the reasonable details of the calculation thereof, together with supporting documentation evidencing the capital contributions, other fundings or Advances, and any indemnity payments, made by News as described in clause (x) of the immediately preceding sentence. If the Brazil Purchase Price Adjustment is a positive number, then DIRECTV shall pay to News at the Brazil Closing the amount thereof in cash by wire transfer of immediately available funds to the account designated by News to DIRECTV prior to the Brazil Closing Date. If the Brazil Purchase Price Adjustment is a negative number, then News shall pay to DIRECTV at the Closing the amount thereof in cash by wire transfer of immediately available funds on the date and to the account designated by DIRECTV to News prior to the Brazil Closing Date.

(b) At the Mexico Option 2 Closing, DIRECTV shall reimburse News for any (i) capital contributions, other fundings or Advances made by News or its Affiliates to Innova from June 1, 2004 to the Mexico Option 2 Closing Date and (ii) indemnity payments made by News or its Affiliates under the Innova/Galaxy Mexico Transaction Documents between the date of this Agreement and the Mexico Option 2 Closing Date that are not caused by or related to any act or omission of News or its Affiliates (the “Mexico Purchase Price Adjustment”). Payment shall be made by wire transfer of immediately available funds on the date and to the account designated by News to DIRECTV on such notice.

3.3 Termination Payment. If the Brazil Closing shall not have occurred by the third anniversary of the date hereof, News shall pay to DIRECTV an amount equal to the aggregate of the Brazil Purchase Price and the MTS Platform Offset Amount by wire transfer of immediately available funds to the account designated by DIRECTV to News prior to such third anniversary.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of News. Effective as of the date hereof and as of each applicable Closing (except to the extent any representation or warranty is made as of a specified date, in which case such representation and warranty shall be made as of such date), News makes the following representations and warranties to DIRECTV:

(a) Due Organization of News. News is a corporation duly organized, validly existing and in good standing under the law of South Australia.

(b) Authority of News. News has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and each of News and its Affiliates has the requisite corporate or other similar power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party and to perform its obligations thereunder. News has the requisite power and authority to cause its Affiliates to take the actions specified herein to be taken thereby.

(c) Binding Obligation of News. This Agreement and each Transaction Document to which News and its Affiliates are parties have been duly executed and delivered by News and such Affiliates and constitutes (or will constitute when so executed and delivered) the valid and binding obligation of News and such Affiliates, enforceable against News and such Affiliates in accordance with their respective terms.

(d) No Conflict; Required Filings and Consents. The execution and delivery by News of this Agreement and each of the Transaction Documents to which it or any of its Affiliates is a party shall not, and the performance by News or any of its Affiliates of its obligations hereunder or thereunder (including the consummation by News or any of its Affiliates of the transactions contemplated hereby and thereby) shall not, subject to obtaining the Governmental Consents and other third party consents described in Schedule 4.1(d), (i) conflict with or resulting in any violation of News’ or such Affiliate’s Organizational Documents, (ii) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, any material contract, permit, order, judgment or decree to which News or such Affiliate is a party or by which any of News’ or such Affiliate’s properties are bound, (iii) constitute a violation of any Law applicable to News or such Affiliate or any of their respective assets, or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the assets of News or such Affiliate subject to the transactions contemplated by this Agreement and each of the Transaction Documents, except in the cases of the immediately preceding clauses (ii) or (iv), for any such conflicts, violations, defaults, rights or losses that would not reasonably be expected to impair the ability of News or such Affiliates to execute and deliver this Agreement and such Transaction Documents to which they are parties and to consummate the transactions contemplated hereby and thereby. Except for the matters described in Schedule 4.1(d), no Governmental Consent or third party consent is required to be obtained or made by or with respect to News or any of its Affiliates in connection with the execution and delivery of this Agreement or any Transaction Document or the performance by News or its Affiliates of its obligations hereunder or thereunder (including the consummation by News or any of its Affiliates of the transactions contemplated hereby or thereby), except for any that would not materially impair News’ or such Affiliates’ ability to execute and deliver this Agreement and such Transaction Documents to which they are parties and to consummate the transactions contemplated hereby and thereby.

(e) Brazil Transaction. In connection with the Brazil Transaction:

(i) Due Organization. Each of the News Brasil Entities and News DTH Investment is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands. News DTH is a Brazilian limitada duly organized, validly existing and in good standing under the law of the Republic of Brazil.

(ii) Compliance with Organizational Documents. None of News, the News Brasil Entities, News DTH Investment, News DTH nor any of their Affiliates is in violation, breach or default of or under any of the Organizational Documents of, or other agreements with, News DTH or News DTH Investment. None of News, News DTH, News Cayman Holdings nor any of their Affiliates is in violation, breach or default of or under any of the Organizational Documents of, or other agreements with, Sky Brasil.

(iii) Capitalization of News DTH Investment.

(A) There are 100 shares of common stock of News DTH Investment issued and outstanding. Such shares are (i) held beneficially and of record by News Cayman DTH, free and clear of all Liens other than Permitted Liens, and (ii) duly authorized, validly issued and outstanding, fully paid and nonassessable. As of the date hereof, no shares of News DTH Investment are held in the treasury of News DTH Investment or have been reserved for any purpose. As of the Brazil Closing Date, News Cayman DTH will have record and beneficial ownership of all of the issued and outstanding shares of News DTH Investment as of such date (the “News DTH Investment Shares”), free and clear of all Liens other than Permitted Liens. At the Brasil Closing, News will transfer to DIRECTV, and DIRECTV will acquire, good and valid title to all of the News DTH Investment Shares, free and clear of all Liens other than Permitted Liens.

(B) There are no outstanding securities convertible into or exchangeable or exercisable for the shares of News DTH Investment or other securities of News DTH Investment and no outstanding options, rights (preemptive or otherwise), or warrants or other rights to purchase or to subscribe for any quotas of such stock or other securities of News DTH Investment. There are no outstanding contracts or other agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the shares of News DTH Investment or any other securities of News DTH Investment, except as contemplated hereunder.

(iv) Capitalization of News DTH.

(A) As of the date hereof, each of News DTH Investment and News Cayman Holdings has record and beneficial ownership of the quotas in News DTH set forth opposite its name on Schedule 4.1(e)(iv), free and clear of all Liens other than Permitted Liens. Such quotas represent all of the issued and outstanding quotas of News DTH as of the date hereof and are duly authorized, validly issued and outstanding, fully paid and nonassessable. As of the date hereof, no quotas of capital stock of News DTH are held in the treasury of News DTH or have been reserved for any purpose. As of the Brazil Closing Date, each of News DTH Investment and News Cayman Holdings will have record and beneficial ownership of all of the issued and outstanding quotas of News DTH, free and clear of all Liens other than Permitted Liens. Upon the execution and filing of the Closing News DTH Articles of Association with the Junta Comercial do Estado de São Paolo at the Brasil Closing, News will cause to be transferred to DIRECTV, and DIRECTV will acquire, good and valid title to the News DTH Nominal Share, free and clear of all Liens other than Permitted Liens.

(B) There are no outstanding securities convertible into or exchangeable or exercisable for the capital stock of News DTH or other securities of News DTH and no outstanding options, rights (preemptive or otherwise), or warrants or other rights to purchase or to subscribe for any quotas of such stock or other securities of News DTH. There are no outstanding contracts or other agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the capital stock of News DTH or any other securities of News DTH, except as contemplated hereunder.

(v) Capitalization of Sky Brasil and Other Fundings.

(A) Schedule 4.1(e)(v) contains a complete and correct description of all of the equity interests of Sky Brasil (including without limitation all unconverted Quotaholder funding) that are owned as of the date hereof, beneficially and of record, by News DTH. Such equity interests are owned by News DTH free and clear of all Liens other than Permitted Liens and are duly authorized, validly issued and outstanding, fully paid and nonassessable. News shall cause News DTH to update Schedule 4.1(e)(v) at the Brasil Closing to reflect any additional Quotas or other equity interests relating to unconverted Quotaholder funding of Sky Brasil held by News DTH at the Brasil Closing. As of the Brazil Closing Date, News DTH will own the Sky Brasil Shares free and clear of all Liens other than Permitted Liens.

(B) Except as set forth in the Brazil Merger Transaction Documents, the Sky Brasil Transaction Documents, the Liberty/DIRECTV Agreement or in Schedule 4.1(e)(v), as of the date hereof to News’ Knowledge, there are no outstanding (i) securities convertible into or exchangeable or exercisable for the capital stock of Sky Brasil or other securities of Sky Brasil, (ii) options, rights (preemptive or otherwise), or warrants or other rights to purchase or to subscribe for any quotas of such stock or other securities of Sky Brasil; or (iii) contracts or other agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the capital stock of Sky Brasil or any other securities of Sky Brasil.

(vi) No Other Assets or Business of News DTH Investment and News DTH. Other than with respect to its direct and indirect equity interests in Sky Brasil (including in unconverted quotaholder funding) and its rights and obligations under the Sky Brasil Transaction Documents to which it is a party, neither News DTH Investment nor News DTH (A) conducts or has ever conducted, any business or operations of any kind whatsoever, (B) holds or owns, or has ever held or owned, any right, title or interest in, under or to any assets or property of any kind whatsoever, and (C) is subject to, or has ever been subject to, any Other Liabilities. No Other Liabilities of News DTH Investment or News DTH shall be transferred or assigned to, or otherwise give rise to any liability of, DIRECTV as a result of the Brazil Closing, other than liabilities or obligations in respect of News DTH Investment’s equity ownership in News DTH, News DTH’s equity ownership in Sky Brasil (including in unconverted quotaholder funding) and liabilities and obligations under the Sky Brasil Transaction Documents and only insofar as such liabilities or obligations relate to the operation of the DTH Business by Sky Brasil.

(f) Mexico Transaction. In connection with the Mexico Transaction:

(i) Due Organization. Each of the News Mexico Entities and News DTH (Mexico) is duly organized, validly existing and in good standing under the law of its jurisdiction of organization.

(ii) Compliance with Organizational Documents. None of News, the News Mexico Entities, News DTH (Mexico) nor any of their Affiliates is in violation, breach or default of or under any of the Organizational Documents of, or other agreements with, News DTH (Mexico). None of News, News DTH (Mexico), NAI nor any of their Affiliates is in violation, breach or default of or under any of the Organizational Documents of, or other agreements with, Innova or Innova Holdings, as applicable.

(iii) Capitalization of News DTH (Mexico).

(A) As of the date hereof, News Cayman II has record and beneficial ownership of the shares in News DTH (Mexico) set forth opposite its name on Schedule 4.1(f)(iii), free and clear of all Liens other than Permitted Liens. Such shares represent all of the issued and outstanding shares of News DTH (Mexico) as of the date hereof and are duly authorized, validly issued and outstanding, fully paid and nonassessable. As of the date hereof, no shares of News DTH (Mexico) are held in the treasury of News DTH (Mexico) or have been reserved for any purpose. As of the Mexico Option 2 Closing Date, News Cayman II will have record and beneficial ownership of all of the issued and outstanding shares of News DTH (Mexico) (the “News DTH (Mexico) Shares”), free and clear of all Liens other than Permitted Liens. At the Mexico Option 2 Closing, News will cause News Cayman II to transfer to DIRECTV and DIRECTV will acquire good and valid title to all of the News DTH (Mexico) shares, free and clear of all Liens other than Permitted Liens.

(B) There are no outstanding securities convertible into or exchangeable or exercisable for the shares of News DTH (Mexico) or other securities of News DTH (Mexico) and no outstanding options, rights (preemptive or otherwise), or warrants or other rights to purchase or to subscribe for any shares or other securities of News DTH (Mexico). There are no outstanding contracts or other agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the shares of News DTH (Mexico) or any other securities of News DTH (Mexico), except as contemplated hereunder.

(iv) Ownership of Shares of Innova and Innova Holdings and News/Innova Options.

(A) As of the date hereof, each of News DTH (Mexico) and NAI has record and beneficial ownership of the social parts representing the percentage interest of Innova and Innova Holdings set forth opposite its name on Schedule 4.1(f)(iv), free and clear of all Liens other than Permitted Liens. Such shares represent 30% of all of the issued and outstanding social parts of Innova and Innova Holdings and all of News’ direct and indirect interest in Innova and Innova Holdings as of such date and are duly authorized, validly issued and outstanding, fully paid and nonassessable. As of the Mexico Option 2 Closing Date, News DTH (Mexico) and NAI collectively will have record and beneficial ownership of all of the Innova Shares, free and clear of all Liens other than Permitted Liens. News shall update Schedule 4.1(f)(iv) at the Mexico Option 2 Closing to reflect any additional equity interests relating to Innova and Innova Holdings held directly or indirectly by News at the Mexico Option 2 Closing. As of the date hereof, News owns, and as of the Mexico Option 1 Closing Date prior to their transfer to DIRECTV, News will own, the News/Innova Options free and clear of all Liens (other than Permitted Liens). At the Mexico Option 1 Closing, News will transfer to DIRECTV, and DIRECTV will acquire, good and valid title to the News/Innova Options, free and clear of all Liens other than Permitted Liens and Liens under the Option Agreement and Innova/Galaxy Mexico Transaction Documents. At the Mexico Option 2 Closing, News will cause NAI to transfer to DIRECTV, and DIRECTV will acquire, good and valid title to the NAI Innova Shares, respectively, free and clear of all Liens other than Permitted Liens. Upon such transfer, DIRECTV will acquire good and valid title to the NAI Innova Shares owned by NAI, free and clear of all Liens other than Permitted Liens.

(B) Except as set forth in the Innova/Galaxy Mexico Transaction Documents, including without limitation, the News/Innova Options under the Option Agreement or the Liberty/DIRECTV Agreement, as of the date hereof to News’ Knowledge, there are no outstanding (i) securities convertible into or exchangeable or exercisable for the social parts of Innova or Innova Holdings or other securities of Innova or Innova Holdings, (ii) options, rights (preemptive or otherwise), or warrants or other rights to purchase or to subscribe for any social parts or other securities of Innova or Innova Holdings; or (iii) contracts or other agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the social parts of Innova or Innova Holdings or any other securities of Innova or Innova Holdings.

(v) Option Agreement. As of the date hereof, each of the Option Agreement is, and as of the Mexico Option 1 Closing Date the Option Agreement will be, in full force and effect in accordance with its terms.

(vi) CTB Election. News DTH (Mexico) has a valid election of Form 8832 pursuant to Treasury Regulations Section 310-7701-3, which classifies it as disregarded as an entity separate from its owner.

(vii) No Other Assets or Business of News DTH (Mexico). Other than with respect to its direct and indirect equity interests in Innova and Innova Holdings (including in unconverted shareholder funding) and its rights and obligations under the Innova/Galaxy Mexico Transaction Documents to which it is a party, News DTH (Mexico) does not (A) conduct or has ever conducted, any business or operations of any kind whatsoever, (B) holds or owns, or has ever held or owned, any right, title or interest in, under or to any assets or property of any kind whatsoever, and (C) is subject to, or has ever been subject to, any Other Liabilities. No Other Liabilities of News DTH (Mexico) shall be transferred or assigned to, or otherwise give rise to any liability of, DIRECTV as a result of the Brazil Closing, other than liabilities or obligations in respect of News DTH (Mexico)’s equity ownership in Innova and Innova Holdings, News DTH (Mexico)’s equity ownership in Innova and Innova Holdings (including in unconverted quotaholder funding) and liabilities and obligations under the Innova/Galaxy Mexico Transaction Documents and only insofar as such liabilities or obligations relate to the operation of the DTH Business by Innova and Innova Holdings.

(g) MTS Platform Transaction. In connection with the MTS Platform Transaction:

(i) Due Organization. Each of Sky Global, SESLA and News America DTH is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware.

(ii) Compliance with Organizational Documents. None of News, Sky Global, News America DTH, SESLA nor any of their Affiliates is in violation, breach or default of or under any of the Organizational Documents of, or other agreements with, SESLA or News America DTH. None of News, SESLA or News America DTH nor any of their Affiliates is in violation, breach or default of or under any of the Organizational Documents of, or other agreements with, the MTS Platform.

(iii) Capitalization of SESLA.

(A) As of the date hereof, Sky Global has record and beneficial ownership of all of the issued and outstanding shares of SESLA, free and clear of all Liens other than Permitted Liens, which shares represent all of the issued and outstanding shares of capital stock of SESLA as of the date hereof. All of the issued and outstanding shares of SESLA are duly authorized, validly issued and outstanding, fully paid and nonassessable. No shares of capital stock of SESLA are held in the treasury of SESLA or have been reserved for any purpose. At the MTS Platform Closing, Sky Global will transfer to DIRECTV, and DIRECTV will acquire, good and valid title to the SESLA Shares, free and clear of all Liens other than Permitted Liens.

(B) There are no outstanding securities convertible into or exchangeable or exercisable for the capital stock of SESLA or other securities of SESLA and no outstanding options, rights (preemptive or otherwise), or warrants or other rights to purchase or to subscribe for any quotas of such stock or other securities of SESLA. There are no outstanding contracts or other agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the capital stock of SESLA or any other securities of SESLA, except as contemplated hereunder.

(iv) Capitalization of News America DTH.

(A) As of the date hereof, Sky Global has record and beneficial ownership of all of the issued and outstanding shares of News America DTH, free and clear of all Liens other than Permitted Liens, which shares represent all of the issued and outstanding shares of capital stock of News America DTH as of the date hereof. All of the issued and outstanding shares of News America DTH are duly authorized, validly issued and outstanding, fully paid and nonassessable. No shares of capital stock of News America DTH are held in the treasury of News America DTH or have been reserved for any purpose. At the MTS Platform Closing, Sky Global will transfer to DIRECTV, and DIRECTV will acquire, good and valid title to the News America DTH Shares, free and clear of all Liens other than Permitted Liens.

(B) There are no outstanding securities convertible into or exchangeable or exercisable for the capital stock of News America DTH or other securities of News America DTH and no outstanding options, rights (preemptive or otherwise), or warrants or other rights to purchase or to subscribe for any quotas of such stock or other securities of News America DTH. There are no outstanding contracts or other agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the capital stock of News America DTH or any other securities of News America DTH, except as contemplated hereunder.

(v) MCOP and Sky Partners Interests. Schedule 4.1(g)(v) reflects (a) the partnership interest in MCOP to which SESLA has record and beneficial ownership as of the date hereof (the “MCOP Interest”) and (b) the partnership interest in Sky Partners to which SESLA has record and beneficial ownership as of the date hereof (the “Sky Partners Interest”). Such partnership interests represent all of News’ direct and indirect interest in each of MCOP and Sky Partners, respectively, as of the date hereof, and are duly authorized and validly issued and outstanding. Schedule 4.1(g)(v) reflects the ownership interests of the other partners of MCOP and Sky Partners (other than SESLA) as of the date hereof. As of the date hereof, (i) Sky Partners has record and beneficial ownership of all of the issued and outstanding equity and other ownership interests of ServiceCo and (ii) ServiceCo has record and beneficial ownership of all of the issued and outstanding equity and other ownership interests of ProgramCo. Other than such interest in ProgramCo, ServiceCo does not own any direct or indirect equity or other ownership interest in any other Person. ProgramCo does not own any direct or indirect equity or other interest in any Person. Except as set forth in the MTS Platform Closing Documents, the Liberty/DIRECTV Agreement, the MTS Platform Organizational Documents or in Schedule 4.1(g)(v), to News’ Knowledge, there are no outstanding (i) securities convertible into or exchangeable or exercisable for the partnership interests of MCOP or Sky Partners or other securities of MCOP or Sky Partners, (ii) options, rights (preemptive or otherwise), or warrants or other rights to purchase or to subscribe for any partnership interests or other securities of MCOP or Sky Partners; or (iii) contracts or other agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the partnership interests or other securities of MCOP or Sky Partners.

(vi) Techco Interest. Schedule 4.1(g)(vi) reflects the partnership interest in Techco to which News America DTH has record and beneficial ownership as of the date hereof (the “Techco Interest”). Such partnership interest represents all of News’ direct and indirect interest in Techco as of the date hereof, and is duly authorized and validly issued and outstanding. Except as set forth in the MTS Platform Closing Documents, the Liberty/DIRECTV Agreement, the MTS Platform Organizational Documents or in Schedule 4.1(g)(vi), to News’ Knowledge, there are no outstanding (i) securities convertible into or exchangeable or exercisable for the partnership interests of Techco or other securities of Techco, (ii) options, rights (preemptive or otherwise), or warrants or other rights to purchase or to subscribe for any partnership interests or other securities of Techco; or (iii) contracts or other agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the partnership interests of Techco or any other securities of Techco.

(vii) No Other Business or Assets of SESLA. Other than with respect to the MCOP Interest and the Sky Partners Interest and SESLA’s rights and obligations under the MTS Platform Organizational Documents to which it is a party, SESLA (i) does not conduct, and has never conducted, any business or operations of any kind whatsoever, (ii) does not hold or own, and has never held or owned, any right, title or interest in, under or to any assets or property of any kind whatsoever, and (iii) is not subject to, and has never been subject to, any Other Liabilities. No Other Liabilities of SESLA shall be transferred or assigned to, or otherwise give rise to any liability of, DIRECTV as a result of the MTS Platform Closing, other than liabilities or obligations with respect to the MCOP Interest or the Sky Partners Interest and only insofar as such liabilities or obligations relate to the operation of the DTH Business by MCOP or Sky Partners.

(viii) No Other Business or Assets of News America DTH. Other than with respect to the Techco Interest and News America DTH’s rights and obligations under the MTS Platform Organizational Documents to which it is a party, News America DTH (i) does not conduct, and has never conducted, any business or operations of any kind whatsoever, (ii) does not hold or own, and has never held or owned, any right, title or interest in, under or to any assets or property of any kind whatsoever, and (iii) is not subject to, and has never been subject to, any Other Liabilities. No Other Liabilities of News America DTH shall be transferred or assigned to, or otherwise give rise to any liability of, DIRECTV as a result of the MTS Platform Closing, other than liabilities or obligations with respect to the Techco Interest and only insofar as such liabilities or obligations relate to the operation of the DTH Business by Techco.

(h) Assigned Contracts. As of each of the Brazil Closing Date, the Mexico Option 1 Closing Date, the Mexico Option 2 Closing Date and the MTS Platform Closing Date, the applicable Assigned Contracts to which News and its Affiliates are parties will be valid, binding and enforceable obligations of News and such Affiliates in accordance with such Assigned Contracts respective terms and, except as set forth in Schedule 4.1(h), News and its Affiliates are in compliance in all material respects with their obligations thereunder.

(i) Affiliate Fundings. Schedule 4.1(i) sets forth as of the date hereof all contracts, commitments, loans, guarantees or other obligations of any kind whatsoever, whether or not entered into in the ordinary course of business, pursuant to or by which each of News, the News DTH (Mexico), NAI, the News Brasil Entities, News DTH Investment, SESLA or News America DTH, respectively, are required to fund, Innova, Sky Brasil, the MTS Platform or any of their respective subsidiaries (each, a “Funding”), other than contributions to the capital of any such Person in respect of an equity or other ownership interest therein. News shall update Schedule 4.1(i) on each applicable Closing to reflect any Funding made from and after the date hereof until such applicable Closing.

4.2 Representations and Warranties of DIRECTV. Effective as of the date hereof and as of each applicable Closing (except to the extent any representation or warranty is made as of a specified date, in which case such representation and warranty shall be made as of such date), DIRECTV makes the following representations and warranties to News:

(a) Due Organization of DIRECTV. DIRECTV is duly organized, validly existing and in good standing under the law of the State of Delaware.

(b) Authority of DIRECTV. DIRECTV has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and each of DIRECTV and its Affiliates has the requisite corporate or other similar power and authority to execute and deliver each Transaction Document to which it is a party and to perform its obligations thereunder.

(c) Binding Obligation of DIRECTV. This Agreement and each Transaction Document to which DIRECTV and its Affiliates are parties constitutes (or will constitute when so executed and delivered) a valid and binding obligation of DIRECTV and such Affiliates, enforceable in accordance with their respective terms.

(d) No Conflict; Required Filings and Consents. The execution and delivery by DIRECTV of this Agreement and each of the Transaction Documents to which it or any of its Affiliates is a party shall not, and the performance by DIRECTV or any of its Affiliates of its obligations hereunder or thereunder (including the consummation of the transactions contemplated hereby or thereby) shall not, subject to obtaining the Governmental Consents and other third party consents necessary for each of the Brazil Transaction, Mexico Transaction and MTS Platform Transaction described on Schedule 4.2(d), (i) conflict with or resulting a violation of DIRECTV’s or such Affiliates’ Organizational Documents, (ii) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, any material contract, permit, order, judgment or decree to which DIRECTV of such Affiliate is a party or by which any of DIRECTV’s or such Affiliates’ properties are bound, (iii) constitute a violation of any Law applicable to DIRECTV of such Affiliate or any of their respective assets, or (iv) result in the creation of any Lien upon any of the assets of DIRECTV of such Affiliate, except in the cases of the immediately preceding clauses (ii) or (iv), for any such conflicts, violations, defaults, rights or losses that would not reasonably be expected to impair the ability of DIRECTV or such Affiliates to execute and deliver this Agreement and such Transaction Documents to which they are parties and to consummate the transactions contemplated hereby and thereby. Except for the matters described in Schedule 4.2(d), no Governmental Consent or third party consent is required to be obtained or made by or with respect to DIRECTV or any of its Affiliates in connection with the execution and delivery of this Agreement or any Transaction Document or the performance by DIRECTV or its Affiliates of its obligations hereunder or thereunder (including the consummation by DIRECTV or any of its Affiliates of the transactions contemplated hereby or thereby), except for any that would not materially impair DIRECTV’s or such Affiliates’ ability to execute and deliver this Agreement and such Transaction Documents to which they are parties and to consummate the transactions contemplated hereby and thereby.

(e) Investment Purposes. DIRECTV is acquiring, or will acquire, the News DTH Shares, the Mexico Options, the Innova Shares, the News/Innova Options and the equity in

Innova subject thereto, and the MTS Platform Shares, in good faith solely for its own account, for investment purposes only and not with a view to the distribution or resale thereof in violation of any applicable securities laws, and DIRECTV shall not offer for sale, sell or otherwise transfer any of such securities in violation of any applicable securities laws.

(f) Assigned Contracts. As of each of the Brazil Closing date, the Mexico Option 1 Closing Date and the Mexico Option 2 Closing Date, each Assigned Contract to which DIRECTV or its Affiliates are parties will be valid, binding and enforceable obligations or DIRECTV and such Affiliates in accordance with such Assigned Contracts respective terms and, except as set forth in Schedule 4.2(f), DIRECTV and such Affiliates are in compliance in all material respects with their obligations thereunder.

ARTICLE 5

CERTAIN COVENANTS

5.1 Confidentiality. Each Party shall, except to the extent required by any Governmental Entity, keep confidential, and shall use its commercially reasonable efforts, fully commensurate with those which it employs for the protection of comparable information of its own, to cause to be kept confidential by its Affiliates, employees and representatives, all information disclosed prior to the date hereof or hereafter to any such Persons in connection with this Agreement, the Transaction Documents and the consummation of the transactions contemplated hereby, and none of such information shall be used in any manner other than in connection with this Agreement and the Transaction Documents, provided that the Parties may disclose any information to third Persons and their respective consultants who are investors in such Party or its Affiliates, if commercially reasonable efforts, fully commensurate with those it uses to protect comparable information of its own, are used to protect such information from further disclosure. The provisions of this Section 5.1 shall not be applicable to information (a) that is public knowledge or becomes public knowledge through no fault of the receiving Party or its representatives, (b) required to be disclosed by Law or governmental order (including pursuant to, or in connection with, any filing under applicable disclosure Laws including, without limitation, the applicable rules of any stock exchange or similar public trading system) or (c) that was already in the possession of the disclosing Party and not subject to an obligation of confidentiality.

5.2 Publicity. No Party shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Transaction Documents or the consummation of the transactions contemplated hereby or thereby without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that (a) any such release or announcement that discloses the identity of the other Party shall require the consent of such Party, which may be withheld in its sole discretion; and (b) nothing herein shall prohibit any Party from issuing or causing publication of any such press release or public announcement to the extent that such action is required by Law, governmental order or the rules of any national stock exchange applicable to it or to its Affiliates, in which event the Party making such public announcement will use commercially reasonable efforts to allow the other Party reasonable time to comment on such release or announcement in advance of its issuance.

5.3 Governmental Consents. Unless otherwise contemplated under the Transaction Documents, the Parties shall proceed to prepare and file with the appropriate Governmental Entities the documents necessary to obtain the Governmental Consents and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters. Except as provided on Schedule 4.1(d) and Schedule 4.2(d), the Parties, after due investigation, have determined that no filing with, or prior approval from, any Governmental Entities under applicable antitrust, pre-merger or similar applicable Laws is required in order to consummate the Closings hereunder. Notwithstanding anything herein to the contrary, each Party assumes the risk of such determination and no Party shall be deemed to make any representation or warranty with respect to the necessity or lack of necessity of such a filing or approval.

5.4 Additional Agreements. Subject to the terms and conditions of this Agreement, each Party will use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and the Transaction Documents. Without limiting the generality of the foregoing, each Party shall use its commercially reasonable efforts to obtain all requisite Governmental Consents to the Brazil Transaction and to cause the Brazil PAS Release and the Mexico PAS Release to be prepared, executed and delivered by all requisite parties thereto by the applicable Closing Date.

5.5 Innova/Galaxy Mexico Transaction Documents. Each of News and DIRECTV shall not, and shall not permit its Affiliates to, amend, supplement or modify any of the Innova/Galaxy Mexico Transaction Documents, including the Option Agreement, without the prior written consent of the other, unless such consent has already been delivered under any of such documents. In addition, each of News and DIRECTV shall, and shall cause its Affiliates to, comply in all material respects with their obligations under the Innova /Galaxy Mexico Transaction Documents.

5.6 Brazil Merger Transaction Documents. Each of News and DIRECTV shall not, and shall not permit its Affiliates to, amend, supplement or modify any of the Brazil Merger Transaction Documents without the prior written consent of the other, unless such consent has already been delivered under any of such documents. In addition, each of News and DIRECTV shall, and shall cause its Affiliates to, comply in all material respects with their obligations under the Brazil Merger Transaction Documents.

5.7 Failure to Consummate. If, for regulatory or other reasons, the parties are not able to consummate any or all of the conveyances and assignments contemplated by Article 2, they shall cooperate in good faith with each other to agree on, and shall use their commercially reasonable efforts to effect, an alternative transaction that as closely as practicable achieves the purposes of this Agreement and the intent of the parties and provides to News and its Affiliates the economic and other benefits that would otherwise have accrued to News and its Affiliates, and transfers to DIRECTV and its Affiliates the benefits and obligations of News and its Affiliates that would have otherwise been transferred to DIRECTV and its Affiliates, had the conveyances and assignments contemplated by Article 2 been consummated as contemplated hereby.

5.8 Section 338(h)(10) Election. At the request of DIRECTV, News and its Affiliates shall join with DIRECTV in making an election under IRC Section 338(h)(10) (and any applicable corresponding election under state, local and foreign tax law) with respect to any or all of the Brazil Transaction, the Mexico Transaction and the MTS Platform Transaction (collectively, the “Section 338(h)(10) Election”) and shall cooperate in preparing and filing an IRS Form 8023. At the applicable Closing, News shall deliver five (5) executed copies of IRS Form 8023 with respect to the transaction being consummated at such Closing. DIRECTV will notify News of its decision in writing as to whether or not to make a Section 338(h)(10) Election with respect to each of the transactions prior to the date for making each respective election. The Parties and their respective Affiliates, as applicable, shall include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election on their respective tax returns to the extent required by applicable law. News shall also pay any U.S. federal income tax imposed on any of the Acquired Entities attributable to the making of the Section 338(h)(10) Election. News shall indemnify DIRECTV, the Purchaser and the Acquired Entities against any Loss incurred by any of such Persons as a result of any failure on the part of News to join in making the Section 338(h)(10) Election or to pay any such U.S. federal income taxes.

ARTICLE 6

CONDITIONS TO CLOSING

6.1 Conditions Precedent to the Obligations of News. Other than with respect to the MTS Platform Closing, which is being consummated simultaneously herewith, the obligations of News under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the applicable Closing Date, of the following conditions, any one or more of which may be waived in News’ sole discretion:

(a) Conditions to the Brazil Closing.

(i) The representations and warranties of DIRECTV set forth in Section 4.2, insofar as they relate to the Brazil Transaction, shall be true and correct in all material respects as of the Brazil Closing Date.

(ii) DIRECTV shall have complied in all material respects with its covenants hereunder that are required to be complied with prior to the Brazil Closing Date, insofar as such covenants relate to the Brazil Transaction.

(iii) DIRECTV shall have delivered or caused to be delivered to News the items to be delivered or caused to be delivered by DIRECTV to News at the Brazil Closing pursuant to Section 7.3.

(iv) No Governmental Entity nor any court of competent jurisdiction shall have taken any action, including without limitation the issuance of any temporary restraining order, preliminary or permanent injunction or other court order or the enactment of any Law, that prohibits or renders illegal the consummation of the Brazil Transaction.

(b) Conditions to the Mexico Closings.

(i) Conditions to Mexico Option 1 Closing.

(A) The representations and warranties of DIRECTV set forth in Section 4.2 (insofar as they relate to Mexico Option 1) shall be true and correct in all material respects as of the Mexico Option 1 Closing Date.

(B) DIRECTV shall have complied in all material respects with its covenants hereunder that are required to be complied with prior to the Mexico Option 1 Closing Date, insofar as they relate to Mexico Option 1.

(C) DIRECTV shall have delivered or caused to be delivered to News the items to be delivered or caused to be delivered by DIRECTV to News at the Mexico Option 1 Closing pursuant to Section 7.4.

(ii) Conditions to Mexico Option 2 Closing.

(A) The representations and warranties of DIRECTV set forth in Section 4.2 of this Agreement (insofar as they relate to Mexico Option 2) shall be true and correct in all material respects as of the Mexico Option 2 Closing Date.

(B) DIRECTV shall have complied in all material respects with its covenants hereunder that are required to be complied with prior to the Mexico Option 2 Closing Date, insofar as such covenants relate to Mexico Option 2.

(C) DIRECTV shall have delivered or caused to be delivered to News the items to be delivered or caused to be delivered by DIRECTV to News at the Mexico Option 2 Closing pursuant to Section 7.5.

6.2 Conditions Precedent to Obligations of DIRECTV. Other than with respect to the MTS Platform Closing, which is being consummated simultaneously herewith, the obligations of DIRECTV under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the applicable Closing Date, of the following conditions, any one or more of which may be waived in DIRECTV’s sole discretion:

(a) Conditions to the Brazil Closing.

(i) The representations and warranties of News set forth in Section 4.1(a) through Section 4.1(e), Section 4.1(h) and in Section 4.1(i), insofar as they relate to the Brazil Transaction, shall be true and correct in all material respects as of the Brazil Closing Date, provided, however, that the representations and warranties of News set forth in Section 4.1(e)(iii)(A), Section 4.1(e)(iv)(A), the first, second and fourth sentences of Sections 4.1(e)(v)(A) and 4.1(e)(vi) (collectively, the “Brazil Ownership Representations”) shall be true and correct in all respects as of the Brazil Closing Date (except for any such representations and warranties that speak as of a specified date, which representations and warranties shall be true and correct as of such specified date).

(ii) News shall have complied in all material respects with its covenants hereunder that are required to be complied with prior to the Brazil Closing Date, insofar as such covenants relate to the Brazil Transaction.

(iii) News shall have delivered or caused to be delivered to DIRECTV the items to be delivered or caused to be delivered by News to DIRECTV at the Brazil Closing by News or any of its Affiliates pursuant to Section 7.3.

(iv) Each of the Governmental Consents set forth in Schedule 4.2(d) relating to the Brazil Closing shall have been obtained or DIRECTV shall have reasonably determined that such consents are not required to consummate the Brazil transaction.

(v) No Governmental Entity nor any court of competent jurisdiction shall have taken any action, including without limitation the issuance of any temporary restraining order, preliminary or permanent injunction or other court order or the enactment of any Law, that prohibits or renders illegal the consummation of the Brazil Transaction.

(b) Conditions to the Mexico Closings.

(i) Conditions to the Mexico Option 1 Closing.

(A) The representations and warranties of News set forth in Section 4.1(a) through Section 4.1(d), Section 4.1(f), Section 4.1(h) and in Section 4.1(i) (in each case, insofar as they relate to Mexico Option 1), shall be true and correct in all material respects as of the Mexico Option 1 Closing Date; provided, however, that the representations and warranties of News set forth in the fifth and sixth sentences of Section 4.1(f)(iv)(A) (collectively, the “Mexico News/Innova Options Ownership Representations”) shall be true and correct in all respects as of the Mexico Option 1 Closing Date (except for any such representations and warranties that speak as of a specified date, which representations and warranties shall be true and correct as of such specified date).

(B) News shall have complied in all material respects with its covenants hereunder that are required to be complied with prior to the Mexico Option 1 Closing Date, insofar as such covenants relate to Mexico Option 2.

(C) News shall have delivered or caused to be delivered to DIRECTV the items to be delivered or caused to be delivered by News to DIRECTV at the Mexico Option 1 Closing as contemplated by Section 7.4.

(D) DIRECTV shall have reasonably determined that such Governmental Consents set forth on Schedule 4.2(d) are not required to consummate the Mexico Option 1.

(E) No Governmental Entity nor any court of competent jurisdiction shall have taken any action, including without limitation the issuance of any temporary restraining order, preliminary or permanent injunction or other court order or the enactment of any Law, that prohibits or renders illegal the consummation of the Mexico Transaction.

(ii) Conditions to the Mexico Option 2 Closing.

(A) The representations and warranties of News set forth in Section 4.1(a) through Section 4.1(d), and in Section 4.1.(f), Section 4.1(h) and in Section 4.1(i) (in each case, insofar as they relate to Mexico Option 2), shall be true and correct in all material respects as of the Mexico Option 2 Closing Date; provided, however, that the representations and warranties of News set forth in Section 4.1(f)(iii)(A), the first, second, third and last sentence of Section 4.1(f)(iv)(A) (collectively, the “Mexico Innova Shares Ownership Representations”) shall be true and correct in all respects as of the Mexico Option 2 Closing Date (except for any such representations and warranties that speak as of a specified date, which representations and warranties shall be true and correct as of such specified date).

(B) News shall have complied in all material respects with its covenants hereunder that are required to be complied with prior to the Mexico Option 2 Closing Date, insofar as such covenants relate to Mexico Option 2.

(C) News shall have delivered or caused to be delivered to DIRECTV the items to be delivered or caused to be delivered by News to DIRECTV at the Mexico Option 2 Closing as contemplated by Section 7.5.

(D) DIRECTV shall have reasonably determined that such Governmental Consents set forth on Schedule 4.2(d) are not required to consummate the Mexico Option 2.

(E) No Governmental Entity nor any court of competent jurisdiction shall have taken any action, including without limitation the issuance of any temporary restraining order, preliminary or permanent injunction or other court order or the enactment of any Law, that prohibits or renders illegal the consummation of the Mexico Transaction.

ARTICLE 7

THE CLOSINGS

7.1 Place of Closings. The Closings of the transactions contemplated in this Agreement shall take place at the offices of Hogan & Hartson L.L.P., 875 Third Avenue, New York, New York 10022, U.S.A.; provided that any documents that must be executed before a Notary Public in Brazil or Mexico shall be delivered on each of the Brazil Closing Date, Mexico Option 1 Closing Date or the Mexico Option 2 Closing, as applicable, to the place or places agreed by News and DIRECTV at least two Business Days prior to the applicable Closing. Each of the Closings shall be deemed to occur as of the close of business on the respective Closing Date.

7.2 Date of Closing.

(a) Brazil Closing Date. The closing of the transactions described in Section 2.1 (the “Brazil Closing”) shall take place on the third Business Day following the date on which all conditions precedent set forth in Section 6.1(a) and Section 6.2(a) have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Brazil Closing, but subject to the satisfaction or waiver of such conditions at such closing) (the “Brazil Closing Date”).

(b) Mexico Option 1 Closing Date. The Mexico Option 1 Closing shall take place on the first Business Day following the date on which all conditions to the Mexico Option 1 Closing set forth in Section 6.1(b)(i) and Section 6.2(b)(i) have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Mexico Option 1 Closing, but subject to the satisfaction or waiver of such conditions at such closing) (the “Mexico Option 1 Closing Date”).

(c) Mexico Option 2 Closing Date. The Mexico Option 2 Closing shall take place on the first Business Day following the date on which all conditions to the Mexico Option 2 Closing set forth in Section 6.1(b)(ii) and Section 6.2(b)(ii) have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Mexico Option 2 Closing, but subject to the satisfaction or waiver of such conditions at such closing) (the “Mexico Option 2 Closing Date”).

(d) MTS Platform Closing Date. The closing of the transactions described in Section 2.3 (the “MTS Platform Closing”) shall take place on the MTS Platform Closing Date simultaneously with the deliveries described in Section 7.6.

7.3 Deliveries at Brazil Closing.

(a) DIRECTV shall pay or cause to be paid to News the Brazil Purchase Price Adjustment or, as applicable, News shall pay or cause to be paid to DIRECTV the Brazil Purchase Price Adjustment, all in accordance with Section 3.2(a).

(b) DIRECTV shall deliver or cause to be delivered to News the Brazil PAS Release.

(c) News shall have received the Sky Brasil Credit Agreement Release.

(d) News shall cause News DTH Investment to (x) issue to DIRECTV Share Certificate No. 003 representing the two shares of News DTH Investment transferred by News Cayman DTH to DIRECTV and (y) update the Register of Members of News DTH Investment to reflect the transfer contemplated in (x) above.

(e) News shall cause the execution and filing of the Closing News DTH Articles of Association with the Junta Comercial do Estado de São Paolo.

(f) News shall deliver or cause to be delivered to DIRECTV all of the Books and Records of News DTH Investment and News DTH.

7.4 Deliveries at Mexico Option 1 Closing. News and DIRECTV shall have delivered or caused to be delivered to each other duly executed counterparts of the Mexico Option 1 Assignment and Assumption Agreement, substantially in the form of Exhibit 2 attached hereto (the “Mexico Option 1 Assignment and Assumption Agreement”), in proper form for filing and recording when appropriate.

7.5 Deliveries at Mexico Option 2 Closing.

(a) DIRECTV shall pay or cause to be paid the Mexico Option 2 Purchase Price as specified in Section 3.1(b).

(b) DIRECTV shall deliver or cause to be delivered to News the Mexico PAS Release.

(c) News shall cause News DTH (Mexico) to (x) issue to DIRECTV Share Certificate No. 003 representing the two shares of News DTH (Mexico) transferred by News Cayman II to DIRECTV and (y) update the Register of Members of News DTH Investment to reflect the transfer contemplated in (x) above.

(d) News shall deliver or cause to be delivered to DIRECTV certificates representing the NAI Innova Shares, duly endorsed in blank and accompanied by stock powers duly endorsed in blank, or such other instruments or documents as may be necessary or appropriate to properly transfer to DIRECTV title to the NAI Innova Shares, together with evidence that all applicable taxes and stamp or similar taxes, if any, have been paid or are not due.

(e) News and DIRECTV shall have delivered or caused to be delivered to each other duly executed counterparts of the Mexico Option 2 Assignment and Assumption Agreement, substantially in the form of Exhibit 3 attached hereto (the “Mexico Option 2 Assignment and Assumption Agreement”), in proper form for filing and recording when appropriate.

(f) News shall deliver or cause to be delivered to DIRECTV all of the Books and Records of News DTH (Mexico).

(g) News shall have received the Mexico Financing Guarantee Release, to the extent required.

7.6 Deliveries at the MTS Platform Closing.

(a) DIRECTV shall pay or cause to be paid the MTS Purchase Price as specified in Section 3.1(c).

(b) News shall deliver or cause to be delivered to DIRECTV certificates representing the MTS Platform Shares, duly endorsed in blank and accompanied by stock powers duly endorsed in blank, or such other instruments or documents as may be necessary or appropriate to properly transfer to DIRECTV title to the MTS Platform Shares.

(c) News shall deliver or cause to be delivered to DIRECTV all of the Books and Records of SESLA and News America DTH.

(d) DIRECTV shall deliver or cause to be delivered to News the MTS PAS Release.

(e) DIRECTV shall deliver or cause to be delivered to News the DIRECTV Consent Agreements.

(f) DIRECTV shall deliver or cause to be delivered to News the DIRECTV MC Release.

(g) News shall deliver or cause to be delivered to DIRECTV the News Consent Agreement.

(h) News shall deliver or cause to be delivered to DIRECTV the News MC Release.

(i) DIRECTV shall pay, or cause to be paid, to Sky Global, an amount equal to $4.5 million, as reimbursement of funding provided to the MTS Platforms between June 1, 2004 and the date of this Agreement.

ARTICLE 8

POST-CLOSING COVENANTS

8.1 Post-Closing Notifications. The Parties will, and each will cause its respective Affiliates to, comply with any post-closing notification or other requirements relating to this Agreement, to the extent then applicable to such Party, of any antitrust, trade competition, foreign or domestic investment or control, export or other Law of any Governmental Entity having jurisdiction over any of the Parties.

ARTICLE 9

INDEMNIFICATION

9.1 Indemnification. The indemnification obligations in this Article 9 with respect to the Brazil Transaction, the Mexico Transaction and the MTS Platform Transaction, respectively, shall apply from and after the Brazil Closing Date, each Mexico Closing Date and the MTS Platform Closing Date, respectively.

(a) News agrees to indemnify and hold DIRECTV and its Affiliates, partners, officers, directors, employees, agents and representatives (each, a “DIRECTV Indemnitee”) harmless from and against all Losses incurred or suffered by any DIRECTV Indemnitee as a result of or arising out of: (i) the breach by News of any of its representations and warranties contained in this Agreement or in any of the Transaction Documents; (ii) the failure by News to perform any of its covenants or fulfill any of its agreements in this Agreement or in any of the Transaction Documents; or (iii) Pre-Closing Taxes.

(b) DIRECTV agrees to indemnify and hold News and its Affiliates, partners, officers, directors, employees, agents and representatives (each, a “News Indemnitee”) harmless from and against all Losses incurred or suffered by any News Indemnitee as a result of or arising out of: (i) the breach by DIRECTV of any of its representations and warranties contained in this Agreement or in any of the Transaction Documents; or (ii) the failure by DIRECTV to perform any of its covenants or fulfill any of its agreements in this Agreement or in any of the Transaction Documents.

(c) From each respective Closing Date, DIRECTV will indemnify and hold each News Indemnitee harmless from and against any and all Losses incurred or suffered by any News Indemnitee and whether arising before, on or after the applicable Closing Date, as a result of, arising out of or relating to: (x) Sky Brasil Credit Facility Guarantee, the Brazil PAS Guarantee and the Sky Brasil Transaction Documents (except for Losses as a result of, arising out of, or relating to the Excluded Brazil Obligations); (y) the Mexico Refinancing, the Mexico Credit Facility, the Mexico PAS Guarantee and the Innova/Galaxy Mexico Transaction Documents (except for Losses as a result of, arising out of, or relating to the Excluded Innova Obligations); and (z) the MTS PAS Guarantee and MTS Equipment Lease Guarantee (from and after December 31, 2004).

(d) Notwithstanding (c) above, from and after the date hereof, DIRECTV will indemnify and hold each News Indemnitee harmless from and against any and all Losses incurred or suffered by any News Indemnitee and whether arising before, on or after the applicable Closing Date, as a result of, or arising out of or relating to any breach or alleged breach by News or any News Affiliate (other than, for this purpose, DIRECTV and any of its Controlled Affiliates) of the Sky Brasil Transaction Documents and the Innova/Galaxy Mexico Transaction Documents as a result of, arising out of or relating to any act or omission to act by DIRECTV or any of its Controlled Affiliates.

(e) Nothing in this Section 9.1 shall be, or deemed to be, in violation of or conflict with any right or indemnification granted to DIRECTV and its Affiliates by News and its Affiliates in connection with the acquisition by News of the 34% interest in DIRECTV (formerly known as Hughes Electronics Corporation).

9.2 Defense of Claims.

(a) In the case of any claim asserted by a third party against an Indemnified Party for which indemnification is required under this Agreement, notice shall be given (the “Claim Notice”) by the Indemnified Party to the Party required to provide such indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the

Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced as a result of such failure to give notice, and (iii) claims for Taxes shall be handled pursuant to Article X. The Indemnifying Party shall have thirty (30) days from receipt of the Claim Notice (the “Notice Period”) to notify the Indemnified Party whether or not it elects to assume the defense of the Indemnified Party against such claim or demand.

(b) In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it elects to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings, provided that, except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that (x) the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be reasonably expected to affect adversely the Indemnified Party’s tax liability or (y) that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that (i) the Indemnifying Party shall not be required to pay for more than one legal counsel and (ii) if the Indemnified Party does so take over and assume control, the Indemnified Party shall not consent to entry of any judgment or settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter for which indemnification is required, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand at the expense of the Indemnifying Party. In any event, the Parties shall cooperate in the defense of any claim or litigation subject to this Article 9 and the records of each shall be available to the other with respect to such defense. Each Indemnifying Party’s obligation under this Article 9 shall not affect the other Parties’ right to seek any other remedy upon a default by the Indemnifying Party under this Agreement.

(c) In the event that an Indemnified Party has a claim against the Indemnifying Party which does not involve a claim or demand being asserted by a third party, the Indemnified Party shall send a written notice with respect to such claim to the Indemnifying Party promptly following its discovery of the existence of the facts giving rise to such claim. The Indemnifying Party shall have fifteen (15) Business Days from the date such notice is received during which to notify the Indemnified Party in writing of any objections it has to the Indemnified Party’s notice or claims for indemnification. If the Indemnifying Party does not deliver such written notice of objection within such fifteen (15) day period, the Indemnifying Party shall be deemed to have accepted the claim. If the Indemnifying Party rejects the claim, then the Indemnified Party shall have the right (but not the obligation) to appoint an Independent Accountant to review the claim and determine its validity. If following receipt of the decision of the Independent Accountant either party is not satisfied with the decision of the Independent Accountant, or in the event the Indemnified Party does not appoint an Independent Accountant, the Indemnified Party shall have the right to require that the claim be resolved in accordance with Section 11.10. The fees and expenses of any Independent Accountant shall be borne 50% by the Indemnifying Party and 50% by the Indemnified Party.

(d) The indemnification required by this Article 9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred. Any payments due under this Article 9 shall be made by the Indemnifying Party by wire transfer of immediately available funds within 5 Business Days of demand by the Indemnified Party.

9.3 Survival of Representations and Warranties. For purposes of the indemnification provided in Section 9.1(a)(i) and Section 9.1(b)(i), the representations and warranties of the Parties shall survive for two years following the applicable Closing, except that the Brazil Ownership Representations, the Mexico News/Innova Options Ownership Representations, the Mexico Innova Shares Ownership Representations, and the representations and warranties of News in Sections 4.1(g)(ii), 4.1(g)(iii), 4.1(g)(iv), 4.1(g)(vii) and 4.1(g)(viii) (collectively, with the Brazil Ownership Representations, the Mexico News/Innova Options Ownership Representations and the Mexico Innova Shares Ownership Representations, the “Fundamental Representations”) shall survive the applicable Closing indefinitely. No Indemnifying Party has any indemnification obligation under Section 9.1 with respect to such Party’s representations and warranties unless a written claim for indemnification is delivered in accordance with Sections 9.1(a)(i) or 9.1(b)(i) by the Indemnified Party to the Indemnifying Party on or before the second anniversary of the applicable Closing Date, except that this time limitation shall not apply to any breach of any of the Fundamental Representations.

ARTICLE 10

TAX MATTERS

10.1 Termination of Existing Tax-Sharing Agreements

(a) Brazil Transaction. All Tax-sharing agreements or similar arrangements (“Tax-sharing Agreements”) with respect to or involving News DTH Investment or News DTH (the “Acquired Brazil Entities”) shall be terminated with respect to the Acquired Brazil Entities on or prior to the Brazil Closing Date. After the Brazil Closing Date, neither News and its Affiliates, on the one hand, nor the Acquired Brazil Entities, on the other, shall be bound by any Tax-sharing Agreement or have any liability under any Tax-sharing Agreement to the other party for amounts due in respect of any Tax-sharing Agreement.

(b) Mexico Transaction. All Tax-sharing Agreements with respect to or involving News DTH (Mexico) shall be terminated with respect to News DTH (Mexico) on or prior to the Mexico Option 2 Closing Date. After the Mexico Option 2 Closing Date, neither

News and its Affiliates, on the one hand, nor News DTH (Mexico), on the other, shall be bound by any Tax-sharing Agreement or have any liability under any Tax-sharing Agreement to the other party for amounts due in respect of any Tax-sharing Agreement.

(c) MTS Platform Transaction. All Tax-sharing Agreements currently in effect with respect to or involving SESLA or NAI shall be terminated with respect to SESLA and NAI on or prior to the MTS Platform Closing Date. After the MTS Platform Closing Date, neither News and its Affiliates, on the one hand, nor SESLA and NAI, on the other, shall be bound by any Tax-sharing Agreement or have any liability under any Tax-sharing Agreement to the other party for amounts due in respect of any Tax-sharing Agreements.

10.2 Tax Return Responsibility. News and the Affiliated Group that currently includes the Acquired Entities shall prepare and timely file all Tax Returns of the Acquired Entities for all pre-Closing periods, including the short period ended on the applicable Closing Date (each a “Closing Return”) and will (a) bear the costs (including the fees and expenses of the Acquired Entities’ accountants) of preparing each Closing Return, and (b) pay any amounts shown to be due on such Tax Returns. DIRECTV shall cause the Acquired Entities to prepare and timely file all Tax Returns of the Acquired Entities for the Straddle Period. The Purchaser shall cause the Acquired Entities to pay and discharge all Taxes shown to be due on such Tax Returns. No later than five (5) Business Days prior to the due date of such return, News shall pay to the Acquired Entities the amount of Taxes shown due which is attributable to the pre-Closing portion of the Straddle Period less estimated Tax payments for such Taxes made prior to the Closing Date. The Tax Returns referred to above shall be prepared in a manner consistent with past practice, unless a contrary treatment is required by an intervening change in the applicable Law. An exact copy of any such Tax Return relating solely to the Acquired Entities filed by News or its Affiliates, the Affiliated Group mentioned above or News or its Affiliates, and evidence of payment of such Taxes shall be provided to the other party no later than ten (10) Business Days after such Tax Return is filed; provided, however, that nothing in this Agreement shall entitle DIRECTV or its Affiliates to any Tax Return or Tax information relating to the members of any Affiliated Group of which any of the Acquired Entities is a member, other than information relating to the Acquired Entities.

10.3 Amended Tax Returns. Notwithstanding anything to the contrary in this Agreement, neither News and its Affiliates nor the Affiliated Group that currently includes the Acquired Entities shall file, or permit the Acquired Entities to file, any amended Tax Return relating to the Acquired Entities (or otherwise change such Tax Returns or make an election) with respect to taxable periods ending on or prior to the applicable Closing Date without a written consent of DIRECTV, if such amendment adversely affects the Acquired Entities, unless required to do so by Law. If an amended return is required by Law to be filed for any of the Acquired Entities with respect to taxable periods ending on or prior to the Closing Date relating to such Acquired Entity, and such amended return adversely affects the Acquired Entities’ Tax attributes, DIRECTV shall have the right to review and reasonably approve such amended Tax Return; provided, however, that DIRECTV’s right to review such amended return is strictly limited to the review of pro forma information related to each of the Acquired Entities, and DIRECTV shall have no right to any information relating to any other members of an Affiliated Group of which the Acquired Entities are or were a member.

10.4 Allocation for Straddle Period. For purposes of this Agreement, the amount of Taxes of each of the Acquired Entities attributable to the pre-Closing portion of any taxable period beginning before and ending after the applicable Closing Date (the “Straddle Period”) shall be determined based upon a hypothetical closing of the taxable year on such Closing Date with such Closing Date being included in the pre-Closing portion of such Straddle Period (including the impact of the Section 338(h)(10) Election); provided, however, real and personal property Taxes and other non-income Taxes shall be determined by reference to the relative number of days in the pre-Closing and post-Closing portions of such Straddle Period.

10.5 Post-Closing Tax Audits. News shall have control over the conduct of any Tax audit or proceeding relating to a pre-Closing Period and shall be responsible for fees and expenses related to such representation except as otherwise provided in this Section 10.5. DIRECTV shall have control over the conduct of any Tax audit or proceeding relating to a post-Closing Period and shall be responsible for fees and expenses related to such representation except as otherwise provided in this Section 10.5. DIRECTV and News shall jointly represent the Acquired Entities in any Tax audit or proceeding relating to a Straddle Period, and fees and expenses related to such representation shall be paid equally by DIRECTV and News. News and its Affiliates shall not agree to any settlement concerning Taxes for a pre-Closing period which may adversely impact DIRECTV, or the Acquired Entities for a post-Closing period or the Tax attributes of the Acquired Entities without the prior written consent of DIRECTV, and DIRECTV shall not agree to any settlement concerning Taxes for a post-Closing period which may adversely impact News, its Affiliates or the Acquired Entities for a pre-Closing period or the tax attributes of the Acquired Entities without the prior written consent of News or its Affiliates. DIRECTV shall have the right to be kept fully informed of any material developments and receive copies of all correspondence and shall have the right to observe the conduct of any Tax audit or proceeding with respect to pre-Closing periods (through attendance at meetings) at its own expense, including through its own counsel and other professional experts to the extent such Tax audit or proceeding affects post-Closing periods; and provided, that DIRECTV shall have no right to any information relating to any other members of an Affiliated Group of which any of the Acquired Entities is or was a member and shall not be permitted to be in attendance with respect to matters related to such other members. News and its Affiliates shall have the right to be kept fully informed of any material developments and receive copies of all correspondence and shall have the right to observe the conduct of any Tax audit or proceeding with respect to post-Closing periods (through attendance at meetings) at its own expense, including through its own counsel and other professional experts to the extent such Tax audit or proceeding affects pre-Closing periods; and provided, that News shall have no right to any information relating to any other members of an Affiliated Group of which any of the Acquired Entities is a member and shall not be permitted to be in attendance with respect to matters related to other such members.

10.6 Post-Closing Tax Assistance. Following each Closing, each of News and its Affiliates (as to pre-Closing matters) and DIRECTV shall, as reasonably requested by the other party: (A) assist the other Party in preparing any Tax Returns relating to the applicable Acquired Entities which such other Party is responsible for preparing and filing; (B) cooperate fully in preparing for any audit of, or dispute with taxing authorities regarding, and any judicial or administrative proceeding relating to, liability for Taxes, in the preparation or conduct of litigation or investigation of claims, and in connection with the preparation of financial statements or other documents to be filed with any Governmental Entity, in each case with respect to the applicable Acquired Entities; (C) make available to the other and to any Governmental Entity as reasonably requested all information, records, and documents relating to Taxes relating to the applicable Acquired Entities (at the cost and expense of the requesting party), (D) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments relating to the applicable Acquired Entities for taxable periods for which the other Party is responsible; and (E) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any Tax periods for which the other is responsible.

ARTICLE 11

MISCELLANEOUS PROVISIONS

11.1 Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer or one Business Day after having been dispatched by a internationally recognized overnight courier service to the appropriate Party at the address specified below:

(a)	If to News, to:

The News Corporation Limited
1211 Avenue of the Americas
New York, NY 10036-8795
Facsimile No.: (212) 852-7168
Attention: Arthur Siskind

with a copy (which shall not constitute notice hereunder) to:

Hogan & Hartson L.L.P.
875 Third Avenue
New York, NY 10022
Facsimile No.: (212) 918-3100
Attention: Ira S. Sheinfeld and Mitchell S. Ames

(b)	If to DIRECTV, to:

DIRECTV Latin America, LLC
1211 Avenue of the Americas
New York, NY 10036-8795
Facsimile No.: (212) 852-7895
Attention: Bruce Churchill

with a copy (which shall not constitute notice hereunder) to:

The DIRECTV Group, Inc.
2250 East Imperial Highway
El Segundo, CA 90245
Facsimile No.:
Attention: Larry D. Hunter

and

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Facsimile No.: 212-310-8007
Attention: Michael Lubowitz

or to such other address or addresses as any such Party may from time to time designate as to itself by like notice.

11.2 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible and in a mutually acceptable manner so that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

11.3 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests, nor obligations hereunder shall be assigned by any of the Parties hereto, whether by operation of law or otherwise; provided, however, that upon written notice to the other Party: (i) DIRECTV shall have the right to assign its rights and obligations hereunder, on the whole or in part, to DTVLA or any other of its Affiliates, although such assignment shall not release DIRECTV from liability hereunder; and (ii) News shall have the right to assign its rights and obligations hereunder, on the whole or in part, to any of its Affiliates, although such assignment shall not release News from liability hereunder, provided that, promptly upon a reorganization of News resulting in News Corporation, a Delaware company, or any other Affiliate of News (“News Parent”), becoming the ultimate parent of News and its Controlled Affiliates, the rights and obligations of News under this Agreement shall be immediately transferred to News Parent, whereupon News Parent shall assume such rights and obligations and News shall be released therefrom, and each reference to News hereunder shall be deemed a reference to News Parent, it being understood that News shall be a Controlled Affiliate of News Parent. Promptly following such reorganization, News Parent shall execute and deliver to DIRECTV a joinder to this Agreements or other instrument confirming that it is party to and bound by this Agreements to the same extent that News was bound immediately prior to such reorganization.

11.4 Waiver of Compliance. Any failure of any Party to comply with any obligation, covenant, agreement or condition contained herein may be waived only if set forth in an instrument in writing signed by the Party or parties to be bound by such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

11.5 Entire Agreement. This Agreement and the Transaction Documents (including the Exhibits and Schedules hereto and thereto) supersede any other agreement, whether written or oral, that may have been made or entered into by any Party or any of their respective Affiliates (or by any director, officer or representative thereof) relating to the matters contemplated hereby. This Agreement and the Transaction Documents (together with the Exhibits and Schedules hereto and thereto) constitute the entire agreement by and among the Parties relating to the subject matter hereof, and there are no agreements or commitments by or among such Parties or their Affiliates relating thereto, except as expressly set forth herein.

11.6 Amendments and Supplements. This Agreement may be amended or supplemented at any time by additional written agreements signed by the Parties.

11.7 Rights of the Parties. Except as provided in Article 9, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any Person other than the Parties and their respective Affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

11.8 Further Assurance. From time to time, as and when requested by any Party, the other Party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

11.9 Governing Law. This Agreement, including without limitation the interpretation, construction and validity hereof, shall be governed by the laws of the State of New York, United States of America (without reference to its rules as to conflicts of law).

11.10 Choice of Forum. Each of the Parties agrees that any action or proceeding commenced to enforce any right under this Agreement, or that is in any way related to this Agreement shall be commenced only in the courts of the State of New York, County of New York, or of the U.S. District Court for the Southern District of New York. Each of the Parties irrevocably submits to the jurisdiction of those courts and waives, to the fullest extent permitted by law, the right to commence any such action in any other court or venue and any objection which it may now or hereafter have to be laying of the venue of any such suit, action or proceeding brought in any such courts, and any claim that any such suit, action or proceeding brought in such courts has been brought in an inconvenient forum, and further agrees that a final judgment in any such suit, action or proceeding brought in such courts shall be conclusive and binding upon such Party.

11.11 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

11.12 Expenses. Except as otherwise provided herein, each Party will pay any expenses incurred by it incident to this Agreement and the Transaction Documents and in preparing to consummate and consummating the transactions provided for herein and therein.

11.13 References and Titles. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions and to the recitals refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and subdivisions and to the recitals of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection,” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.

[Signature Page Follows]

IN WITNESS WHEREOF, this Latin America Purchase Agreement has been duly executed by duly authorized representatives of each of the Parties.

THE NEWS CORPORATION LIMITED

By:	/s/ Arthur M. Siskind
Name:	Arthur M. Siskind
Title:	Senior Executive Vice President and Group General Counsel

THE DIRECTV GROUP, INC.

By:	/s/ Bruce Churchill
Name:	Bruce Churchill
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT 1

TO LATIN AMERICA PURCHASE AGREEMENT

DEFINITIONS

“Acquired Brazil Entities” means News DTH Investment and News DTH.

“Acquired Entities” means News DTH, News DTH Investment, News DTH (Mexico), SESLA and NAI.

“Advances” means, collectively, any (i) advances for future capital increases or through deferral of trade receivables, (ii) loans not convertible into equity and (iii) contributions to offset accumulated losses.

“Affiliate” means with respect to: (i) DIRECTV, any Person Controlling, Controlled by, or under common Control with, DIRECTV; and (ii) News, any Person, present or future which is directly or indirectly in Control of, is Controlled by, or is under common Control with, News (other than Sky Brasil or Innova); provided, that, in the case of (i) and (ii), (x) DIRECTV and its subsidiaries shall be deemed not to be Affiliates of News and (y) News and its subsidiaries shall be deemed not to be Affiliates of DIRECTV.

“Affiliated Group” means any affiliate group within the meaning of Code Section 1504 (or any similar group defined under a similar provision of state, local or foreign Law).

“Agreement” has the meaning provided in the preamble of this Agreement.

“Assigned Contracts” means the Sky Brasil Transaction Documents and the Innova/Galaxy Mexico Transaction Documents.

“Books and Records” means books, records, files, papers, minute books, tax records and other corporate records (including historical financial records) whether in hard copy or computer format.

“Brazil Closing” has the meaning provided in Section 7.2(a).

“Brazil Closing Date” has the meaning provided in Section 7.2(a).

“Brazil Closing Documents” means, collectively, the Closing News DTH Articles of Association and any other agreement required to be delivered at the Brazil Closing under this Agreement.

“Brazil Merger” has the meaning provided in the Recitals.

“Brazil Merger Transaction Documents” means the Transaction Agreements to which News or its Affiliates are parties. As used in this definition, the term “Transaction Agreements” is defined in Annex A to the Participation Agreement entered into between News, DIRECTV and Globo as of the date of this Agreement.

Exhibit 11 – Page 1

“Brazil Ownership Representations” has the meaning provided in Section 6.2(a).1.

“Brazil PAS Guarantee” means the Guaranty, dated as of March 5, 1998, issued by News in favor of PanAmSat under the Second Amended and Restated Transponder Purchase and Sale Agreement between PanAmSat and Sky Brasil, dated as of March 5, 1998.

“Brazil PAS Release” means a release duly executed by PanAmSat that terminates and releases in full News and its Affiliates and their respective releasees from any and all obligations News’ ever had or will have under the Brazil PAS Guarantee, in form and substance reasonably acceptable to News and DIRECTV.

“Brazil Purchase Price” has the meaning provided in Section 3.1(a).

“Brazil Purchase Price Adjustment” has the meaning provided in Section 3.2(a).

“Brazil Transaction” means the transactions described in Section 2.1.

“Business Day” means any day, other than a Saturday or a Sunday or a day on which banking institutions in the Federative Republic of Brazil; New York (United States of America); Mexico D.F. (Mexico) or Bogota (Colombia) are authorized or obligated by law or executive order to close.

“Claim Notice” has the meaning provided in Section 9.2(a).

“Closing Dates” means, collectively, the Brazil Closing Date, the Mexico Option 1 Closing Date, the Mexico Option 2 Closing Date and the MTS Platform Closing Date.

“Closing News DTH Articles of Association” means the amended and restated Articles of Association of News DTH reflecting the transfer of the News DTH Nominal Share contemplated hereunder.

“Closing Return” has the meaning provided in Section 10.2.

“Closings” means, collectively, the Brazil Closing, the Mexico Option 1 Closing, the Mexico Option 2 Closing and the MTS Platform Closing.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Control” (together with the correlative meanings, “Controlled by” or “under common Control with”) means the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person whether through the ownership of shares or ownership interests, voting rights, by contract or otherwise.

“Controlled Affiliate” means, with respect to a Party, any Affiliate that is Controlled by such Party.

“Current Tax Audit” means the U.S. federal income tax audit of MCOP, Techco and Sky Partners for the taxable years 1998 through 2000.

2

“DIRECTV” has the meaning provided in the preamble of this Agreement.

“DIRECTV Consent Agreements” means, collectively, the Acknowledgement, Consent and Agreement to be delivered by each of Globo, Televisa and Liberty to News and DIRECTV, substantially in the form attached to this Agreement as Exhibit 7.

“DIRECTV MC Release” means the Release Agreement for the benefit of News entered into by Globo, Televisa and Liberty that is attached to this Agreement as Exhibit 8.

“DIRECTV Indemnitee” has the meaning provided in Section 9.1(a).

“DTH Agreement” means the DTH Agreement, dated the date hereof, by and among Televisa, News, Innova, Innova Holdings, DIRECTV and DTVLA, as the same may be amended, modified or supplemented from time to time.

“DTH Business” has the meaning provided in the Recitals.

“DTVLA” has the meaning provided in the Recitals.

“Excluded Brazil Obligations” means the rights and obligations of News under the Brazil Merger Transaction Documents for which News has agreed to remain obligated (whether or not such rights or obligations are also assigned or otherwise transferred to, or assumed by, DIRECTV).

“Excluded Innova Obligations” means the rights and obligations of News under the Innova/Galaxy Mexico Transaction Documents for which News has agreed to remain obligated (whether or not such rights or obligations are also assigned or otherwise transferred to, or assumed by, DIRECTV).

“Fundamental Representations” has the meaning provided in Section 9.3.

“Funding” has the meaning provided in Section 4.1(i).

“Galaxy Mexico” has the meaning provided in the Recitals.

“Globo” has the meaning provided in the Recitals.

“Governmental Consents” means all governmental consents, filings, permits, registrations, declarations and approvals that are necessary in order to consummate the transactions contemplated by this Agreement.

“Governmental Entity” means any governmental department, commission, board, bureau, agency, court or other instrumentality of any country or any state, county, parish or municipality, jurisdiction or other political subdivision thereof.

“Indemnified Party” means either a News Indemnitee or a DIRECTV Indemnitee.

“Indemnifying Party” has the meaning provided in Section 9.2(a).

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“Independent Accountant” means any accounting firm approved (which approval shall not be unreasonably withheld) by both the applicable Indemnified Party and Indemnifying Party.

“Innova” has the meaning provided in the Recitals.

“Innova/Galaxy Mexico Transaction Documents” means the transaction agreements and documents governing the transactions contemplated by the Innova/Galaxy Mexico Transaction, which are listed in Exhibit 4.

“Innova Holdings” has the meaning provided in the Recitals.

“Innova Shares” means, collectively, (i) all of the NAI Innova Shares and (ii) all of the News DTH (Mexico) Shares, which NAI Innova Shares and News DTH (Mexico) Shares collectively represent, directly or indirectly, social parts that represent in the aggregate at least 30% of the issued and outstanding social parts in Innova and Innova Holdings on such date.

“IRC” means the U.S. Internal Revenue Code of 1986, as amended.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge” means, with respect to any Person other than natural persons, the actual knowledge of its officers, directors and senior management and, in the case of natural persons, the actual knowledge of such person.

“Law” means any statute, law, ordinance, rule or regulation.

“Liberty” means Liberty Media International, Inc., a Delaware corporation.

“Liberty/DIRECTV Agreement” has the meaning provided in the Recitals.

“Liens” means all liens, pledges, claims, voting agreements, voting trusts, proxy agreements, security interests, restrictions, possessory interests, conditional sale or other title retention agreements, rights of first refusal, mortgages, tenancies, easements, rights-of-way, covenants, encumbrances and other burdens, options or restrictions of any kind.

“Loss” means any out-of-pocket cost, damage, disbursement, expense, tax, liability, judgment, loss, deficiency, obligation, penalty or settlement of any kind or nature (whether civil or criminal, or based on negligence, trespass, intentional tort, strict liability, contribution or indemnification, or otherwise), whether foreseeable or unforeseeable, including interest or other carrying costs, penalties and related reasonable legal, accounting and other professional fees and expenses.

“Measurement Date” has the meaning assigned to such term in the Purchase and Sale Agreement dated as of the date of this Agreement by and between Innova and Galaxy Mexico.

“MCOP” has the meaning provided in the Recitals.

“MCOP Interest” has the meaning provided in Section 4.1(g)(v).

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“Mexico Closing Documents” means (i) with respect to the Mexico Option 1 Closing, the Mexico Option 1 Assignment and Assumption Agreement and any other agreement, document or instrument required to be delivered at the Mexico Option 1 Closing and (ii) with respect to the Mexico Option 2 Closing, the Mexico Option 2 Assignment and Assumption Agreement and any other agreement, document or instrument required to be delivered at the Mexico Option 2 Closing.

“Mexico Closings” means, collectively, the Mexico Option 1 Closing and the Mexico Option 2 Closing.

“Mexico Credit Facility” means the Credit Agreement among Innova, S. de R.L. de C.V., Corporacion Novavision, S. de R.L. de C.V., Grupo Televisa, S.A., News America Incorporated and Liberty Mexico DTH, Inc. regarding loans to Innova, S. de R.L. de C.V., and Corporacion Novavision, S. de R.L. de C.V., dated July 22, 2002.

“Mexico Financing Guarantee” means the guarantee to be provided in favor of Innova’s lenders by News or its Affiliates in connection with the refinancing of Innova’s U.S.$88 million in aggregate principal amount (plus interest) of indebtedness represented by the Innova Notes dated April 1, 1997.

“Mexico Financing Guarantee Release” means a release duly executed by Innova’s lenders that terminates and releases in full News and its Affiliates from any and all obligations News or its Affiliates ever had or will have under the Mexico Financing Guarantee, in form and substance reasonably acceptable to News.

“Mexico Innova Shares Ownership Representations” has the meaning provided in Section 6.2(b)(ii)(A).

“Mexico News/Innova Options Ownership Representations” has the meaning provided in Section 6.2(b)(i)(A).

“Mexico Option 1” has the meaning provided in Section 2.2(a)(i).

“Mexico Option 1 Assignment and Assumption Agreement” has the meaning provided in Section 7.4.

“Mexico Option 1 Closing” has the meaning provided in Section 2.2(a)(iii).

“Mexico Option 1 Closing Date” has the meaning provided in Section 7.2(b).

“Mexico Option 2” has the meaning provided in Section 2.2(b)(i).

“Mexico Option 2 Assignment and Assumption Agreement” has the meaning provided in Section 7.5(e).

“Mexico Option 2 Closing” has the meaning provided in Section 2.2(b)(iii).

“Mexico Option 2 Closing Date” has the meaning provided in Section 7.2(c).

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“Mexico Option 2 Purchase Price” has the meaning provided in Section 3.1(b).

“Mexico Options” means, collectively, Mexico Option 1 and Mexico Option 2.

“Mexico PAS Guarantee” means the Guaranty, dated as of February 8, 1999, issued by News in favor of PanAmSat severally guaranteeing 30% of the obligations of Corporacion de Radio y Television del Norte de Mexico, S. de R.L. de C.V. under the Transponder Services Agreement, dated February 8, 1999, with PanAmSat.

“Mexico PAS Release” means a release duly executed by PanAmSat that terminates and releases in full News and its Affiliates and their respective releasees from any and all obligations News’ ever had or will have under the Mexico PAS Guarantee, in form and substance reasonably acceptable to News and DIRECTV.

“Mexico Purchase Price Adjustment” has the meaning provided in Section 3.2(b).

“Mexico Transaction” means, collectively, the transactions contemplated under Section 2.2.

“MTS Equipment Lease Guarantee” means the Guaranty, dated as of December 26, 1997, issued by News, Globo, Televisa and Liberty in favor of General Foods Credit Investors No. 1 Corporation and State Street Bank and Trust Company of Connecticut, National Association.

“MTS Equipment Lease Release” means an agreement duly executed by General Foods Credit Investors 1 Corporation and State Street Bank and Trust Company of Connecticut, National Association that terminates, and releases in full News and its Affiliates and their respective releases from any and all obligations News ever had or will have of its obligations as guarantor under the MTS Equipment Lease Guarantee, in form and substance reasonably acceptable to News and DIRECTV.

“MTS PAS Guarantee” means the Guaranty, dated as of March 5, 1998, issued by News in favor of PanAmSat severally guaranteeing 30% of the obligations of MCOP under the Transponder Service Agreement, dated March 5, 1998 with PanAmSat.

“MTS PAS Release” means a release duly executed by PanAmSat that terminates and releases in full News and its Affiliates and their respective releasees from any and all obligations News ever had or will have under the MTS PAS Guarantee, in form and substance reasonably acceptable to News and DIRECTV

“MTS Platform” has the meaning provided in the Recitals.

“MTS Platform Closing” has the meaning provided in Section 7.2(d).

“MTS Platform Closing Date” means the date hereof.

“MTS Platform Closing Documents” means, collectively, the documents required to be delivered at the MTS Platform Closing under Section 7.6 of this Agreement.

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“MTS Platform Organizational Documents” are the documents listed in Exhibit 11 hereto.

“MTS Platform Offset Amount” has the meaning provided in Section 3.1(c).

“MTS Platform Shares” means (i) the SESLA Shares, and (ii) the News America DTH Shares.

“MTS Platform Transaction” means the transaction described in Section 2.3.

“MTS Purchase Price” has the meaning provided in Section 3.1(c).

“NAI” means News America Incorporated, a Delaware corporation.

“NAI Innova Shares” means all of the issued and outstanding social parts owned by NAI in Innova Holdings on the Mexico Option 2 Closing Date.

“News” has the meaning provided in the preamble of this Agreement.

“News America DTH” means News America DTH Techco Inc., a Delaware corporation.

“News America DTH Shares” means the 100 shares of common stock, with no par value, of News America DTH held by Sky Global on the MTS Platform Closing Date, which shares represent all of the issued and outstanding shares of News America DTH on such date.

“News Brasil Entities” means News Cayman DTH and News Cayman Holdings.

“News Cayman II” means News Cayman DTH (Mexico) Ltd., a Cayman Islands company.

“News Cayman DTH” means News Cayman DTH Limited, a Cayman Islands company.

“News Cayman Holdings” means News Cayman Holdings Limited, a Cayman Islands Company.

“News Consent Agreement” means the Acknowledgement, Consent and Agreement entered into by News for the benefit of Globo, Liberty and Televisa, substantially in the form attached to this Agreement as Exhibit 9.

“News DTH” means News DTH do Brasil Comércio é Participações Ltda., a Brazilian limited liability company.

“News DTH Investment” means News DTH Investments Limited, a Cayman Islands company.

“News DTH Investment Shares” has the meaning provided in Section 4.1(e)(iii)(A).

“News DTH (Mexico)” means News DTH (Mexico) Investment Ltd., a Cayman Islands company.

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“News DTH (Mexico) Shares” has the meaning provided in Section 4.1(f)(iii)(A).

“News DTH Nominal Share” means, as of the Mexico Option 2 Closing Date, the 1 quota of News DTH owned beneficially and of record by News Cayman Holdings.

“News DTH Shares” means (i) the News DTH Investment Shares and (ii) the News DTH Nominal Share.

“News Indemnitee” has the meaning provided in Section 9.1(b).

“News/Innova Options” has the meaning provided in the Recitals.

“News Mexico Entities” means News Cayman II and NAI.

“News MC Release” means the Release Agreement delivered by News for the benefit of Globo, Liberty and Televisa attached hereto as Exhibit 10.

“News Parent” has the meaning provided in Section 11.3.

“Notice Period” has the meaning provided in Section 9.2(a).

“Option Agreement” means the Option Agreement, dated the date hereof, by and among Innova, Innova Holdings and News, as the same may be amended, modified or supplemented from time to time.

“Organizational Documents” means, with respect to any Person, the articles of association, bylaws, stockholders agreement or comparable organizational documents for such Person.

“Other Liabilities” means, with respect to any Person, any liability or obligation of any kind whatsoever (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether matured or unmatured, whether liquidated or unliquidated and whether due or to become due).

“Parties” means any of the parties to this Agreement.

“Permitted Liens” means: (i) with respect to the Brazil Transaction, any Liens under the Sky Brasil Transaction Documents, other than any restriction under such documents limiting or prohibiting News’ ability to make the transfers necessary to consummate the Brazil Transaction; (ii) with respect to the Mexico Transaction, any Liens under the Innova and Innova Holdings Organizational Documents, or under the Innova/Galaxy Mexico Transaction Documents and under the Mexican Closing Documents, other than any restriction under such documents limiting or prohibiting News’ ability to make the transfers necessary to consummate the Mexico Transaction; and (iii) with respect to the MTS Platform Transaction, any Liens under the MTS Platform Closing Documents, other than any restriction under such documents limiting or prohibiting News’ ability to make the transfers necessary to consummate the MTS Platform Transaction.

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“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

“Pre-Closing Taxes” means (i) all Taxes imposed on or with respect to the Acquired Entities or asserted against the properties, income or operations of the Acquired Entities for any taxable period of the Acquired Entities or portion thereof ending on or prior to the applicable Closing Date, including the pre-Closing portion of any Straddle Period and including any Tax resulting from the Section 338(h)(10) Election; (ii) Taxes of another Person claimed from any of the Acquired Entities as a result of any of the Acquired Entities being included prior to the applicable Closing Date in a combined, consolidated or unitary tax group under Treasury Regulations §1.1502-6 (or any similar provision of state, local or foreign Law) or, as a transferee or successor, by contract or otherwise; provided, however, that any Pre-Closing Taxes included in this subsection (ii) of “Pre-Closing Taxes” shall specifically not include Taxes of another Person claimed from any of the Acquired Entities with respect to any period beginning after the applicable Closing Date; and (iii) any state, local, or foreign Tax attributable to an election under the state, local, or foreign Law similar to the election available under Section 338(h)(10) of the Code and if a state, local or foreign jurisdiction does not have provisions similar to the election available under Section 338(h)(10) of the Code, any Tax imposed on any of the Acquired Entities by such state, local and/or foreign jurisdiction resulting from any of the transactions contemplated by this Agreement.

“ProgramCo” means Entertainment Programming Latin America, LLC, a Delaware limited liability company.

“Purchase Price” means, collectively, the Brazil Purchase Price and the Mexico Option 2 Purchase Price.

“Section 338(h)(10) Election” has the meaning recorded in Section 5.8.

“ServiceCo” means Sky Latin America, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Sky Partners.

“SESLA” means SESLA, Inc., a Delaware corporation.

“SESLA Shares” means the 100 shares of common stock, with no par value, of SESLA held by Sky Global on of the MTS Platform Closing Date, which shares represent all of the issued and outstanding shares of SESLA on such date.

“Sky Brasil” has the meaning provided in the Recitals.

“Sky Brasil Credit Agreement” means the Credit Agreement, dated as of August 3, 2004, for $210,000,000 entered into between Sky Brasil as borrower, The News Corporation Limited, News America Incorporated, Fox Entertainment Group, Inc., News Publishing Australia Limited, FEG Holdings, Inc., and News America Marketing FSI, Inc., as initial guarantors, the several lenders from time to time parties thereto, JPMorgan Chase Bank, as syndication agent, and Citibank, N.A., as administrative agent.

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“Sky Brasil Credit Agreement Release” means Consent and Acknowledgment of the lenders under the Sky Brasil Credit Agreement to (i) the full release of News and its Affiliates as Guarantors under the Sky Brasil Credit Facility Guarantee (as such term is defined therein) and (ii) the acceptance of DIRECTV or its Affiliates as a Cash Collateral Provider under the Sky Brasil Credit Agreement (as such term is defined therein).

“Sky Brasil Credit Facility Guarantee” means the guarantee issued by The News Corporation Limited, News America Incorporated, Fox Entertainment Group, Inc., News Publishing Australia Limited, FEG Holdings, Inc., and News America Marketing FSI, Inc., under the Sky Brasil Credit Agreement.

“Sky Brasil Shares” means all of the issued and outstanding quotas and all unconverted quotaholder funding owned beneficially and of record by News DTH in Sky Brasil on the Brazil Closing Date, which quotas and unconverted quotaholder funding shall represent at least 36% of the issued and outstanding quotas of Sky Brasil on such date.

“Sky Brasil Transaction Documents” means the agreements listed in Exhibit 5.

“Sky Global” means Sky Global Operations, Inc., a Delaware corporation.

“Sky Partners” has the meaning provided in the Recitals.

“Sky Partners Interest” has the meaning provided in Section 4.1(g)(v).

“Straddle Period” has the meaning provided in Section 10.4.

“Taxes” means all taxes, charges, fees, duties, levies, penalties or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, use, transfer, license, payroll, withholding, social security, franchise, unemployment insurance, workers’ compensation, employer health tax or other taxes, imposed by any Governmental Entity and shall include any interest, penalties or additions to tax attributable to any of the foregoing.

“Tax Return” means all returns, declarations, reports, forms, estimates, information returns, statements or other documents (including any related or supporting information) filed or required to be filed with or supplied to any Governmental Entity Authority in connection with any Taxes.

“Tax-sharing Agreements” has the meaning set forth in Section 10.1.

“Techco” has the meaning provided in the Recitals.

“Techco Interest” has the meaning provided in Section 4.1(g)(vi).

“Televisa” has the meaning provided in the Recitals.

“Transaction Documents” means the Brazil Closing Documents, the Mexico Closing Documents and the MTS Platform Closing Documents.

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